WERNER ENTERPRISES, INC.
                       14507 Frontier Road
                         P. O. Box 45308
                     Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE
---------------------
                              CONTACT:  Robert E. Synowicki, Jr.
                                    Executive Vice President and
                                       Chief Information Officer
                                                  (402) 894-3000

                                                  John J. Steele
                            Senior Vice President, Treasurer and
                                         Chief Financial Officer
                                                  (402) 894-3036

         WERNER ENTERPRISES INCREASES QUARTERLY DIVIDEND

Omaha, Nebraska, May 11, 2005:
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      Werner  Enterprises, Inc. (Nasdaq: WERN -  news)  announced today that its Board of Directors has declared a quarterly cash dividend of $.040 (4.0 cents) per common share payable to stockholders of record on July 5, 2005. This dividend is a $.005 per share, or 14%, increase over the Company's previous quarterly dividend rate of $.035 per share. This dividend will be paid on July 19, 2005.

      Werner Enterprises is currently in its nineteenth year of paying quarterly cash dividends on its common stock to its stockholders. The first quarterly cash dividend was paid by the Company in July 1987.

      Werner Enterprises, Inc. is a full-service transportation company providing truckload and logistics services throughout the 48 states, portions of Canada and Mexico. C.L. Werner founded the Company in 1956. Werner is one of the nation's largest truckload transportation companies with a fleet of 8,650 trucks and 23,710 trailers as of March 31, 2005.

      Werner  Enterprises, Inc. common stock  is  traded  on  The
Nasdaq   Stock  Market  under  the  symbol  WERN.    The   Werner
Enterprises web site address is www.werner.com.